Exhibit 10.2

EXECUTION VERSION

Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement (as defined in the Indenture referred to below).  Any requirement to grant “control” to the Agent over ABL Priority Collateral (as defined in the Intercreditor Agreement) contained herein prior to the Discharge of the ABL Obligations (as defined in the Intercreditor Agreement) shall be satisfied by granting control over such ABL Priority Collateral to the ABL Agent (as defined in the Intercreditor Agreement).  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of July 29, 2009 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is made by and among FREEDOM GROUP, INC., a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on Schedule 1 hereto or that becomes a party hereto (the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”) and Wilmington Trust FSB, as Collateral Agent under the Indenture (as defined below) (together with its successors in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors have entered into that certain Indenture, dated as of July 29, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Grantors and Wilmington Trust FSB, as trustee (together with its successors in such capacity, the “Trustee”), on behalf of the holders (the “Noteholders”) of the Notes (as defined below) pursuant to which the Company is issuing $200,000,000 aggregate principal amount of its 10¼% Senior Secured Notes due 2015 (together with any Additional Notes and Exchange Securities, the “Notes”), which are guaranteed by each of the Grantors;

WHEREAS, the Trustee has been appointed to serve as Collateral Agent under the Indenture and in such capacity, to enter into this Agreement;

WHEREAS, following the date hereof, the Grantors may incur Permitted Additional Pari Passu Obligations (as defined in the Indenture) which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 8.9 of this Agreement;

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Additional Pari Passu Agreement and each is, therefore, willing to enter into this Agreement;

WHEREAS, the Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and induce the Noteholders to purchase the Notes; and

WHEREAS, this Agreement is made by the Grantors in favor of the Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Obligations;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:

SECTION 1.                                                         DEFINITIONS

1.1          Definitions

Capitalized terms used and not otherwise defined herein shall have the respective meanings provided for in the Indenture.  Additionally, the following terms shall have the meanings set forth below:

“Additional Interests” means all shares of capital stock, membership interests, partnership interests and all other equity interests of any corporation, limited liability company, limited partnership or other legal entity owned by each Grantor, other than any shares or interests that constitute Pledged Shares.

“Additional Notes” has the meaning assigned to the term “Additional Securities” in the Indenture.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Annex I.

“Default” or “Event of Default” means a “default” or “event of default” under the Indenture or under any Additional Pari Passu Agreement.

“Discharge of Obligations” means, both (i) in the case of the Indenture, the discharge or defeasance of the Indenture in accordance with Section 8.01 thereof and (ii) in the case of each Additional Pari Passu Agreement, the repayment of the Permitted Additional Pari Passu Obligations under such agreement which entitles the Grantors to obtain a release of the Liens securing such Permitted Additional Pari Passu Obligations under the Security Documents.

“Excluded Assets” shall have the meaning assigned to it in the second paragraph of Section 2.1.

“Indemnitees” means Agent (as such as in its individual capacity) and its officers, directors, employees, stockholders, affiliates, agents and attorneys.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to all intellectual property, whether arising under United States, multinational or foreign laws, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or any other document creating and evidencing a Lien on a Mortgaged Property in favor of the Agent, which shall be in form which, in the opinion of counsel to the Company, is effective to grant a Lien in a favor of the Agent enforceable against the applicable Grantor and third parties and creates rights in favor of the Agent in respect of the applicable Mortgaged Property to substantially the same extent as the mortgages of the Grantors in favor of the Agent provided on the Issue Date, in each case, with such schedules and including such provisions as shall, in the opinion of such counsel, be necessary or desirable to conform such document to applicable local law or as shall be customary under applicable local law.

“Mortgaged Property” means (a) each Real Property identified as a Mortgaged Property on Schedule 2.2 and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to Section 2.2.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations) and the Security Documents and (ii) any Additional Pari Passu Agreement and other documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Annex I hereto.

“Perfection Certificate” shall mean that certain perfection certificate dated as of July 29, 2009, executed and delivered by each Grantor in favor of the Agent for the benefit of the Secured Parties, and each Perfection Certificate executed and delivered by the applicable Grantor in favor of the Agent for the benefit of the Secured Parties in accordance with Section 8.10 hereof.

“Pledged Shares” means all shares of capital stock, membership interests, partnership interests and all other equity interests of any corporation, limited liability company, limited partnership or other legal entity that is a Subsidiary Guarantor.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Required Secured Parties” means the holders of a majority in aggregate principal amount of (i) the Notes plus (ii) any Indebtedness constituting Permitted Additional Pari Passu Obligations, in each case, excluding any holder of such Indebtedness whose vote is required to be disregarded under the Indenture or the applicable Additional Pari Passu Agreement.

“Secured Parties” means, collectively, the Agent, the Trustee, each Additional Pari Passu Agent, the Noteholders and any other holders of Obligations.

“Senior Secured Note Documents” means the Indenture, the Notes and the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

1.2          Uniform Commercial Code

As used herein, the following terms are defined in accordance with the UCC:  “Accounts,” “Bank,” “Certificated Security,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Promissory Notes,” “Supporting Obligation” and “Uncertificated Security.”

1.3          Certain Matters of Construction

This Agreement shall be subject to the rules of construction contained in Section 1.04 of the Indenture, mutatis mutandis.

SECTION 2.                                                         COLLATERAL

2.1          Grant of Security Interest

To secure the prompt payment and performance of all Obligations each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all property of such Grantor, including all of the following property, whether now owned or hereafter acquired, and wherever located (all being collectively referred to herein as the “Collateral”):

(a)           all Accounts;

(b)           all Additional Interests and Pledged Shares;

(c)           all Chattel Paper, including electronic chattel paper;

(d)           the Collateral Account;

(e)           all Commercial Tort Claims listed in Schedule 2.3.1;

(f)            all Deposit Accounts and all Trust Monies;

(g)           all Documents;

(h)           all General Intangibles, including Intellectual Property;

(i)            all Goods, Inventory, Equipment and Fixtures;

(j)            all Instruments (including, without limitation, Promissory Notes);

(k)           all Investment Property;

(l)            all Letter-of-Credit Rights;

(m)          all Supporting Obligations;

(n)           all monies, whether or not in the possession or under the control of Agent;

(o)           all accessions to, substitutions for, and all replacements, products, and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(p)           all books and records (including customer lists, files, correspondence, tapes, computer programs, printouts and computer records) pertaining to the foregoing.

Notwithstanding anything to the contrary in this Agreement, and except for so long as a security interest in such Collateral is then in effect to secure the ABL Obligations, the

Collateral shall not include (collectively, the “Excluded Assets”): (i) any of the outstanding voting Capital Stock of a “controlled foreign corporation” (as defined in Section 957 of the Code) in excess of 65% of the voting power of all classes of Capital Stock of such controlled foreign corporation entitled to vote; (ii) any interest of a Grantor in any contract, lease, license or other agreement if the granting of a security interest therein is prohibited by, or would cause a termination of all or any material rights of a Grantor under applicable law or would cause a breach, default or invalidation of, or create a right to terminate, the terms of the written agreement creating such contract, lease, license or other agreement, to the extent such prohibition, termination, breach, default or right to terminate is not rendered unenforceable or ineffective under sections 9-406 through 9-409 of the UCC or other applicable law, it being understood that, notwithstanding anything set forth in this clause (ii) to the contrary, to the extent not prohibited by applicable law, the Agent, for the benefit of the Secured Parties, shall at all times have a security interest in all rights of such Grantor to payments of money due or to become due under any such contract, lease, license or other agreement, and all proceeds thereof, and if and when the prohibition or event which prevents the granting of a security interest in such property (or would cause such termination, breach or default) is removed, terminated or otherwise becomes unenforceable as a matter of applicable law, the Agent, for the benefit of the Secured Parties, will be deemed to have, and at all times to have had, a security interest in such property and Collateral, to the fullest extent permitted under applicable law, will be deemed to include, and at all times to have included, such property; (iii) Capital Stock of any Person which is not a Subsidiary to the extent and for so long as the certificate of incorporation, bylaws, any shareholder agreement or similar agreement governing the ownership of such Capital Stock by the applicable Grantor prohibits the granting of a security interest therein; (iv) assets and proceeds thereof securing Indebtedness permitted to be incurred pursuant to Sections  4.03(b)(iv), (xii) and (xx) of the Indenture to the extent such Indebtedness prohibits the granting of a security interest in such assets and proceeds thereof, and assets and proceeds thereof subject to Liens pursuant to clauses (8) and (9) of the definition of “Permitted Liens” to the extent and for so long as the agreements relating to such Liens prohibit such assets and proceeds thereof from being Collateral; (v) the Capital Stock and other securities of any Person that is not required to be a Guarantor (other than any Capital Stock or securities held in a securities account); (vi) any property or assets owned by a Foreign Subsidiary or a Subsidiary that is not required to be a Guarantor under Section 4.11 of the Indenture; (vii) assets of any Grantor located outside the United States to the extent a lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of such Grantor; (viii) any leasehold interest of any Grantor, as tenant, in real property; (ix) motor vehicles and other assets subject to certificates of title to the extent that a lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the applicable Grantor; and (x) proceeds and products of any and all of the foregoing excluded assets described in clause (i) through (ix) above only to the extent such proceeds and products would constitute property or assets of the type described in clause (i) through (ix) above.

In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary Grantor of the Company due to the fact that such Subsidiary Grantor’s Capital Stock or other securities of such Grantor secure the Notes and/or Permitted Additional Pari Passu Obligations affected thereby, then the Capital Stock and such other securities of such Subsidiary Grantor will automatically be deemed not to be part of the Collateral securing the Notes and/or Permitted Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Obligations affected thereby.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary Grantor’s Capital Stock and other securities to secure the Notes and/or Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary Grantor, then the Capital Stock and other securities of such Subsidiary Grantor will automatically be deemed to be a part of the Collateral for the relevant Notes and/or Permitted Additional Pari Passu Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

2.2          Real Estate Collateral

The Obligations shall also be secured by (i) Mortgages and fixture filings upon all Mortgaged Property and Fixtures owned by each Grantor and listed on Schedule 2.2 and (ii) to the extent not excluded from “Collateral” pursuant to clause (i) of Section 2.1, all Real Property acquired in fee simple following the Issue Date with a book value of $2.0 million or more as of the date of acquisition (or, if later, upon the date of acquisition or completion of construction of any improvements thereon) (a “Specified Real Property”) and the Grantors shall provide a Mortgage in favor of the Agent in any Specified Real Property within 90 days following the date of acquisition thereof (or, if later, upon the date such Real Property becomes a Specified Real Property) subject only to those encumbrances and such other similar items which Grantors determine in good faith are consistent with those permitted to exist on the Mortgaged Property on the Issue Date.  The amount of Obligations secured by any Real Property which becomes a Mortgaged Property following the Issue Date may be limited to an amount equal to at least 100% of the Fair Market Value of such Mortgaged Property in the event that securing a greater principal amount of Obligations would require the payment of recording or similar taxes in excess of $5,000.  In the event that any Permitted Additional Pari Passu Obligations are incurred following the Issue Date, the Grantors shall notify the Agent thereof in writing and take all such action as may be reasonably required to amend each then existing Mortgage in order to appropriately ensure that such Permitted Additional Pari Passu Obligations are secured equally and ratably with the Note Obligations.  In connection with the provision of any Mortgage or any amendment to any Mortgage pursuant this Section 2.2, the related Grantors will provide (i) an opinion of counsel which the Grantors determine in good faith to be consistent with those provided on the Issue Date, (ii) a title insurance policy (or amendments to existing title insurance policy) providing title insurance in an amount determined in good faith by the Company to be consistent with the manner in which the amounts were determined on the Issue Date and including such endorsements, exceptions and other similar items which the Grantors determine in good faith are consistent with those provided on the Issue Date, (iii) evidence of flood insurance, if such property is located in a special flood hazard area, (iv) survey (or an existing survey together with an “affidavit of no change” to the extent necessary for the title insurance company to issue the title insurance policy without the so called standard “survey” exception and with all survey related endorsements consistent with those provided on the Issue Date), and (v) such other items which the Grantors determine in good faith are consistent with those provided on the Issue Date.

2.3          Representations, Warranties and Covenants

Each Grantor represents, warrants and covenants, as of the date hereof, as follows:

2.3.1.             Commercial Tort Claims

Schedule 2.3.1 contains a true and correct list of all Commercial Tort Claims held by each Grantor, including a brief description thereof in excess of $1,000,000.  Each Grantor shall promptly notify the Agent in writing if such Grantor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $1,000,000) and shall promptly take such actions as counsel to such Grantor deems appropriate to confer upon the Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim, subject to Permitted Liens.

2.3.2.             Chattel Paper, Instruments and Letter-of-Credit Rights

Schedule 2.3.2 contains a true and correct list of all Chattel Paper and Instruments (including, without limitation, Promissory Notes), in each case with a Fair Market Value in excess of $1,000,000 in the aggregate.  Each Grantor shall promptly (a) notify the Agent in writing if, after the Issue Date, such Grantor obtains any interest in any Collateral consisting of Chattel Paper, Instruments or Letter-of-Credit Rights (except to the extent constituting Supporting Obligations for any Collateral), in each case with a Fair Market Value in excess of $1,000,000 in the aggregate, and (b) deliver such Chattel Paper and Instruments to the Agent,  and with respect to the Letter-of-Credit Rights, use its commercially reasonable efforts to take such actions as such Grantor deems appropriate to effect Agent’s “control” (within the meaning of the UCC) over such Letter-of-Credit Rights.  All instruments (if any) representing or evidencing any Collateral shall be delivered to the Agent (or its bailee) and held by or on behalf of the Agent pursuant hereto and shall either be in suitable form for transfer by delivery, and shall be accompanied by duly executed undated instruments of transfer or assignments in blank.

2.3.3.             Pledged Shares

All Pledged Shares represented by Certificated Securities that are pledged hereunder on the date hereof have been delivered to the Agent.  Each Grantor shall promptly (a) notify the Agent in writing if, after the Issue Date, such Grantor obtains any interest in any Pledged Shares, and (b) within 30 days of their acquisition, deliver any Certificated Securities evidencing such Pledged Shares to the Agent, and with respect to the Uncertificated Securities, take all actions to effect Agent’s “control” (within the meaning of the UCC) over such Uncertificated Securities, in each case, to the extent such Pledged Shares are Collateral hereunder.  All certificates (if any) representing or evidencing any Pledged Shares shall be delivered to the Agent (or its bailee) and held by or on behalf of the Agent pursuant hereto and shall either be in suitable form for transfer by delivery, and shall be accompanied by duly executed undated instruments of transfer or assignments in blank, all in form sufficient to grant “control” (as defined in Article 9 of the UCC) to the Agent over such certificates.

2.3.4.             Deposit Accounts.

As of the date hereof, no Grantor has any Deposit Accounts other than the accounts listed in Schedule 13 to the Perfection Certificate.  No Grantor shall maintain any Deposit Account unless the Bank where such Deposit Account is maintained and such Grantor shall have duly executed and delivered to the ABL Agent prior to the Discharge of ABL Obligations and thereafter to the Agent, a control agreement with respect to such Deposit Account granting “control” (within the meaning of the UCC) over such Deposit Account to the Agent. Prior to the Discharge of ABL Obligations, the requirements of this Section 2.3.4 shall be deemed satisfied with respect to a Deposit Account so long as the ABL Agent (as such term is defined in the Intercreditor Agreement) is a party to a control agreement granting “control” (within the meaning of the UCC) with respect to such Deposit Account to the ABL Agent; provided that upon the Discharge of ABL Obligations each Grantor shall cooperate with the ABL Agent, Agent and each Bank to have each control agreement assigned to the Agent.

2.3.5.             After-Acquired Intellectual Property

At the time of delivery of any quarterly or annual financial statements pursuant to Section 4.02 of the Indenture following the date any Grantor (i) obtains any rights to any additional Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office or (ii) becomes entitled to the benefit of any additional Intellectual Property constituting Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office, or any improvement on any Intellectual Property constituting Collateral which is registered with the United States Copyright Office or the United States Patent & Trademark Office, such Grantor shall notify the Agent thereof in writing and cause a short form security agreement in favor of the Agent to be filed in the United States Copyright Office or the Unites States Patent & Trademark Office, as the case may be, with respect to such Intellectual Property.

2.4          No Assumption of Liability

The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any other Secured Party to, or in any way modify, any obligation or liability of any Grantor relating to any Collateral.

2.5          Further Assurances

Each Grantor shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as such Grantor deems appropriate under applicable law to evidence or perfect the Agent’s Lien on any Collateral, or otherwise to give effect to the intent of this Agreement; provided that notwithstanding anything in this Agreement to the contrary, the Grantors shall not be required to take any action to perfect the security interest of the Agent, other than the filing of UCC-1 financing statements, in any of the following assets: (i) any vehicles or equipment subject to certificate of title statutes, (ii) any Real Property except as provided in Section 2.2, (iii) assets located in any country other than the United States of America, (iv) Excluded Assets and (v) Intellectual Property that is not registered with the United States Copyright Office or the United States Patent & Trademark Office, or any successor office thereto.  Each Grantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Grantor, or words to similar effect, and ratifies any action taken by Agent before the Issue Date to effect or perfect the Agent’s Lien on any Collateral.  The rights and powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral (including, without limitation, the filing of UCC financing or continuation statements).

SECTION 3.                                                         COLLATERAL ADMINISTRATION

3.1          Records and Schedules of Collateral

Each Grantor shall keep accurate and complete records of its Accounts, Inventory, Equipment, Mortgaged Property and all other material Collateral.

3.2          Taxes

If an Account of any Grantor includes a charge for any taxes, Agent is authorized (but shall be under no obligation to any Secured Party or to any Grantor) to pay the amount thereof to the proper taxing authority for the account of such Grantor and to charge such Grantor therefor; provided, however, that neither Agent nor Secured Parties shall be liable for any taxes that may be due from any Grantor or with respect to any Collateral.

3.3          Account Verification

While any Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Grantor, to verify the validity, amount or any other matter relating to any Accounts of such Grantor by mail, telephone or otherwise.  Each Grantor shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

3.4          Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default has occurred and is then continuing in respect of which the Agent has provided the Grantors with notice of its election to exercise the rights and remedies set forth in Section 3.4(b) below:

(i)            The Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares, or any part thereof, for any purpose not inconsistent with the terms of this Agreement or the Indenture; and

(ii)           To the extent permitted under the Indenture, the Grantors shall be entitled to receive all distributions, dividends (in the form of cash, securities or otherwise), cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of the Pledged Shares.

(b)           At any time that an Event of Default has occurred and is then continuing in respect of which the Agent has provided the Grantors with notice of its election to exercise the rights and remedies set forth in this Section 3.4(b):

(i)            All rights of the Grantors to exercise voting and other consensual rights in respect of the Pledged Shares shall immediately cease to be effective upon their receipt of notice from the Agent of the Agent’s intent to exercise its rights hereunder, and upon the delivery of such notice all such voting and other consensual rights shall become vested in the Agent and the Agent shall thereupon have the sole right to exercise such voting and other consensual rights (including, without limitation, the right to vote in favor of, and to exchange any or all of the Pledged Shares upon, the consolidation, recapitalization, merger or other reorganization with respect to an issuer of such Pledged Shares).  In order to effect the foregoing, each Grantor hereby grants to the Agent an irrevocable proxy to vote the Pledged Shares and, any time that an Event of Default exists in respect of which the Agent has provided the Grantors with notice of its election to exercise the rights and remedies set forth in this Section 3.4(b), each Grantor agrees to execute such other proxies as Agent may request; and

(ii)           All rights of the Grantors to receive and retain any distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper or other property paid or payable with respect to any of the Pledged Shares shall immediately cease and any such distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper or other property paid or payable with respect to any of the Pledged Shares shall be paid to the Agent (for application to the Obligations as set forth in Annex III hereto, with respect to any cash or cash equivalents, or to be held by the Agent as additional security for the Obligations, with respect to any other type of property).  Any distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper or other property paid or payable with respect to any of the Pledged Shares and received by the Grantors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other assets (including, in the case of cash or cash equivalents, other funds) of the Grantors and shall be forthwith paid to the Agent (for application to the Obligations as set forth in Annex III hereto, with respect to any cash or cash equivalents, or to be held by the Agent as additional security for the Obligations, with respect to any other type of property).

3.5          Insurance of Collateral and Mortgaged Property; Condemnation Proceeds

Each Grantor shall maintain insurance with respect to the Collateral and Mortgaged Property, covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (including, if the Company determines it is prudent, through self-insurance) providing protection in amounts and against risks substantially consistent with that in effect on the Issue Date.  All proceeds under each policy in respect of Collateral and Mortgaged Property constituting Net Loss Proceeds shall, subject to the Intercreditor Agreement, be payable to the Agent as Trust Monies.  Each Grantor shall deliver certified copies of all insurance policies or a certificate of an insurance broker to the Agent; cause each such policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Agent; deliver to the Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent), or insurance certificate with respect thereto, together with evidence of payment of the premium therefor. The Grantors shall use commercially reasonable efforts (consistent with industry practice) to cause each such policy to include satisfactory endorsements (i) showing the Agent as loss payee or additional insured, as appropriate; and (ii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Grantor or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Grantor fails to provide and pay for any insurance, the Agent may, at its option (but shall not be under any obligation to any Secured Party or any Grantor to), procure the insurance and charge such Grantor therefor.  While no Event of Default exists, each Grantor may, but the Agent may not, settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Agent.  If an Event of Default exists, the Agent may (but shall not be under any obligation to any Secured Party or any Grantor to) reasonably settle, adjust and compromise such claims.

3.6          Protection of Collateral

All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors.  The Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at each Grantor’s sole risk.

3.7          Defense of Title to Collateral

Each Grantor shall at all times defend its title to Collateral and Mortgaged Property and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

3.8          Power of Attorney

Upon the occurrence and during the continuance of an Event of Default or an event of default under any Additional Pari Passu Agreement, each Grantor hereby irrevocably constitutes and appoints the Agent (and all Persons designated by the Agent) as such Grantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 3.8.  The Agent, or the Agent’s designee, may, following the occurrence or and during the continuance of an Event of Default, without notice and in either its or the applicable Grantor’s name, but at the cost and expense of such Grantor:

(a)           Endorse such Grantor’s name on any payment item or other proceeds of Collateral or Mortgaged Property (including proceeds of insurance) that come into the Agent’s possession or control; and

(b)           (i)  settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral or Mortgaged Property, or any legal proceedings brought to collect Accounts or other Collateral or Mortgaged Property; (ii) sell or assign any Accounts and other Collateral or Mortgaged Property upon such terms, for such amounts and at such times as Agent deems advisable; (iii) take control, in any manner, of any proceeds of Collateral or Mortgaged Property; (iv) prepare, file and sign such Grantor’s name to any notice, assignment or satisfaction of Lien or similar document; (v) receive, open and dispose of mail addressed to such Grantor, and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate; (vi) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral or Mortgaged Property; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral or Mortgaged Property; (viii) make and adjust claims under policies of insurance; (ix) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which such Grantor is a beneficiary; and (x) take all other actions as the Agent deems appropriate.

SECTION 4.                   REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants that:

4.1          Organization and Qualification

Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Such Grantor is duly qualified to transact business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Grantors (taken as a whole) (a “Material Adverse Effect”).

4.2          Power and Authority

Such Grantor is duly authorized to enter into and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Capital Stock of such Grantor, other than those already obtained; (b) contravene the organizational documents of such Grantor; (c) violate or cause a default under any applicable law or any material contract to which such Grantor is a party; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any property of such Grantor.

4.3          Enforceability and Validity and Perfection of Liens

This Agreement is a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable limitations upon the enforcement (whether by an action for specific performance, injunctive relief or otherwise) of remedies or obligations enforceable in a court of equity and the discretion of courts in granting or withholding equitable relief with respect to such enforcement.

The security interest in and Lien on the Collateral granted to the Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Collateral, except to the extent perfection therein is not required hereunder.  The security interest and Lien granted to the Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Collateral except for Permitted Liens and except as otherwise provided for in the Indenture and the Intercreditor Agreement.

4.4          Title to Properties; Priority of Liens

Each Grantor has good and marketable title to (or valid leasehold interests in) all of its Real Property, and good title to, or valid leasehold interests in, all of its personal property purported to be owned by it, except as would not result in a Material Adverse Effect, including all property reflected in any financial statements delivered to the Agent, in each case free of Liens except Permitted Liens.

4.5          Intellectual Property

Each Grantor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without known conflict with any rights of others.  There is no pending or, to such Grantor’s knowledge, threatened Intellectual Property claim with respect to such Grantor or any of its property (including any Intellectual Property), except for any such Intellectual Property claim that could not reasonably be expected to have a Material

Adverse Effect.  Except as disclosed on Schedules 11(a) and (b) to the Perfection Certificate, on the Issue Date each Grantor neither pays nor owes any royalty or other compensation to any Person with respect to any material Intellectual Property.

4.6          Governmental Approvals

Such Grantor has, is in compliance with, and is in good standing with respect to, all governmental approvals necessary to conduct its business and such Grantor has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with any such government approvals, individually or in the aggregate, except as would not have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect except as would not have a Material Adverse Effect, and such Grantor has complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

4.7          Compliance with Laws

Such Grantor has duly complied, and its properties and business operations are in compliance, in all material respects with all applicable law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no material citations, notices or orders of material noncompliance received by such Grantor under any applicable law.

4.8          Compliance with Environmental Laws

Except as disclosed on Schedule 4.8 on the Issue Date, or as otherwise would not result in a Material Adverse Effect, on the Issue Date such Grantor is not subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  Except as disclosed on Schedule 4.8 as of the Issue Date, such Grantor has not received any notice of any material environmental liability of any Grantor.

4.9          Pledged Shares

All Pledged Shares has been duly and validly authorized and issued to the applicable Grantor and, if applicable, is fully paid and nonassessable.

Except in connection with the local law requirements for pledges of Pledged Shares issued by Foreign Subsidiaries, the delivery of the Pledged Shares to the Agent pursuant to this Agreement (and, with respect to Pledged Shares consisting of membership interests or partnership interests that are not “securities” under Article 8 of the UCC, the filing in the appropriate filing office of a UCC financing statement describing the same as collateral) is effective to create a valid and perfected first priority security interest in the Pledged Shares, free of any adverse claim, securing the payment of the Obligations.  Subject only to the consummation of the delivery described in the immediately preceding sentence (and, if applicable, the filing of a financing statement described in such sentence), Agent has a valid and perfected first priority security interest in the Pledged Shares securing the payment of the Obligations, and such security interest is entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

No Pledged Shares consisting of either (i) a membership interest in an issuer that is a limited liability company or (ii) a partnership interest in an Issuer that is a partnership, provides by its terms that it is a “security” governed by Article 8 of the UCC.

None of the Pledged Shares constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.10        Complete Disclosure

Such Grantor has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  The Agent, each Secured Party and each Grantor agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

SECTION 5.                   AFFIRMATIVE COVENANTS

As long as any Obligations are outstanding (other than contingent obligations which by their terms survive the discharge or defeasance of the Indenture and each Additional Pari Passu Agreement), each Grantor shall:

5.1          Notices

Notify the Agent in writing, promptly after such Grantor’s obtaining knowledge thereof, of any of the following that affects such Grantor:  any environmental release by such Grantor or on any property owned, leased or occupied by such Grantor, which environmental release could reasonably be expected to have a Material Adverse Effect; or receipt of any environmental notice, if an adverse resolution could reasonably be expected to have a Material Adverse Effect.  In the event of any change by any Grantor of (i) such Grantor’s legal name, (ii) such Grantor’s jurisdiction of organization, (iii) such Grantor’s organizational identification number, if any, (iv) such Grantor’s federal taxpayer identification number or (v) such Grantor’s chief executive office, the Grantors will notify the Agent thereof and will cause such amendments to any UCC financing statements and other filings or registrations relating to the Collateral as may be reasonably required to maintain the perfection and priority of the Agent’s security interest in the Collateral of such Grantor.

5.2          ABL Agent

In the event any Grantor takes any action to grant or perfect a Lien in favor of the ABL Agent (as defined in the Intercreditor Agreement) in any assets (other than granting

“control” over any ABL Priority Collateral to the ABL Agent (as defined in the Intercreditor Agreement) but including actions to perfect security interests in leasehold mortgages or under the laws of foreign jurisdictions), such Grantor shall also take such action to grant or perfect a Lien in favor of the Agent to secure the Obligations.

5.3          Compliance with Laws

Comply with all applicable laws, and maintain all governmental approvals necessary to the ownership of its properties or conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.                   THE COLLATERAL AGENT

6.1          Duties of Agent

(a)           If an Event of Default has occurred and is continuing and the Agent has received written notice thereof from the Company, the Trustee or any Additional Pari Passu Agent, the Agent shall exercise such of the rights and powers vested in it by this Agreement and the Security Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, it being understood that the Agent shall have no obligation to exercise such rights request unless instructed in writing to do so by the Required Secured Parties.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Agent shall be determined solely by the express provisions of this Agreement and the Agent need perform only those duties that are specifically set forth in this Agreement and the Security Documents and no others, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Agent; and

(ii)           in the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent.

(c)           The Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) or (e) of this Section 6.1;

(ii)           the Agent shall not be liable for any error of judgment made in good faith by an officer of the Agent, unless it is proved that the Agent was negligent in ascertaining the pertinent facts; and

(iii)          the Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7 hereof or otherwise in accordance with the direction of the Required Secured Parties, or for the method and place of conducting any proceeding for any remedy available to the Agent, or exercising any trust or power conferred upon the Agent, under this Agreement or any Security Document.

(d)           Whether or not therein expressly so provided, every provision of this Agreement or any provision of any Security Document that in any way relates to the Agent is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 6.1.

(e)           No provision of this Agreement or any Security Document shall require the Agent to expend or risk its own funds or incur any liability.  The Agent shall be under no obligation to exercise any of its rights and powers under this Agreement or any Security Document at the request of any Secured Parties, unless such Secured Parties shall have offered to the Agent security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Agent shall not be liable for interest on any money received by it except as the Agent may agree in writing with the Grantors.  Money held in trust by the Agent need not be segregated from other funds except to the extent required by law.

6.2          Rights of Agent

(a)           The Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Agent need not investigate any fact or matter stated in any such document. The Agent shall not be obligated to communicate with or deal in any way with any Secured Party other than the Trustee or any Additional Pari Passu Agent.  In determining (x) the amount of Obligations outstanding under the Indenture or any Additional Pari Passu Agreement or (y) whether the consent of any Secured Party to any amendment, waiver or other action under this Agreement or any other Security Document has been obtained, the Agent may conclusively rely on any statement by the Trustee or the applicable Additional Pari Passu Agent as to such matter.

(b)           Before the Agent acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Agent may consult with counsel of the Agent’s own choosing and the Agent shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c)           The Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any Security Document.  Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate.  Whenever in the administration of this Agreement or any Security Document the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e)           Unless otherwise specifically provided in this Agreement or any Security Document, any demand, request, direction or notice from any Grantor shall be sufficient if signed by an Officer of such Grantor.

(f)            The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document at the request or direction of any of the Secured Parties unless such Secured Parties shall have offered to the Agent security and indemnity satisfactory to the Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of any Grantor, personally or by agent or attorney at the sole cost of the Grantors, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The rights, privileges, protections and benefits given to the Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document.

(i)            The Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any other Security Document, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            The permissive right of the Agent to take or refrain from taking any actions enumerated in this Agreement or any Security Document shall not be construed as a duty.

(k)           In the event that the Agent (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Security Document, or in the event that the Agent is unsure as to the application of any provision of this Agreement or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Security Document permits any determination by or the exercise of discretion on the part of the Agent or is silent or is incomplete as to the course of action that the Agent is required to take with respect to a particular set of facts, the Agent shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Noteholders requesting instruction as to the course of action to be adopted, and to the extent the Agent acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Agent shall not be liable on account of such action to any Person.  If the Agent shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Noteholders and the Agent shall have no liability to any Person for such action or inaction.

6.3          Individual Rights of Agent

The Agent in its individual or any other capacity may become the owner or pledgee of Obligations and may otherwise deal with any Grantor or any Affiliate of any Grantor with the same rights it would have if it were not Agent.

6.4          Agent’s Disclaimer

The Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Security Document, or the existence, genuineness, value or protection of any Collateral or Mortgaged Property (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof) for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien on any Collateral or Mortgaged Property, and it shall not be responsible for any statement or recital herein or any statement in this Agreement or any Security Document.

6.5          Replacement of Agent

A resignation or removal of the Agent and appointment of a successor Agent shall become effective only upon the successor Agent’s acceptance of appointment as provided in this Section 6.5.

The Agent may resign in writing at any time and be discharged from the trust hereby created upon 45 days prior notice to the Company, the Trustee and each Additional Pari Passu Agent.  The Company may remove the Agent if:

(a)           the Agent is removed as Trustee under the Indenture;

(b)           the Agent fails to comply with Section 6.7 hereof;

(c)           the Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Agent under any Bankruptcy Law;

(d)           a custodian or public officer takes charge of the Agent or its property; or

(e)           the Agent becomes incapable of acting.

If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall promptly appoint a successor Agent which complies with the eligibility requirements contained in the Indenture and each Additional Pari Passu Agreement.  Within one year after the successor Agent takes office, the Required Secured Parties may appoint a successor Agent to replace the successor Agent appointed by the Grantors and prior to an Event of Default, with the consent of the Company (not to be unreasonably withheld).

If a successor Agent does not take office within 10 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the holders of at least 10% in principal amount of the then outstanding principal amount of Obligations may petition any court of competent jurisdiction for the appointment of a successor Agent.

A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent and to the Company.  Thereupon, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and the duties of the Agent under this Agreement and the Security Documents.  The successor Agent shall mail a notice of its succession to the Trustee and each Additional Pari Passu Agent.  The retiring Agent shall promptly transfer all property held by it as Agent to the successor Agent, provided that all sums owing to the Agent hereunder have been paid.  Notwithstanding replacement of the Agent pursuant to this Section 6.5, the Grantors’ obligations under Section 8.2 and Section 8.3 shall continue for the benefit of the retiring agent.

6.6          Successor Agent by Merger, Etc.

If the Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Agent under this Agreement and the other Security Documents.

6.7          Eligibility

There shall at all times be an Agent hereunder that (i) meets the requirements for being a Trustee under the Indenture (prior to the discharge or defeasance of the Indenture) and (ii) following the discharge or defeasance of the Indenture, meets the requirements for being the Additional Pari Passu Agent under any then extant Additional Pari Passu Agreement.

6.8          Agent’s Application for Instructions from the Company

Any application by the Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Agent under this Agreement or any other Security Document and the date on and/or after which such action shall be taken or such omission shall be effective.  The Agent shall not be liable for any action taken by, or omission of, the Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 20 Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

6.9          Co-Agent; Separate Agent

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral or Mortgaged Property may at the time be located, the Company and the Agent shall have power to appoint agents and sub-agents to the extent permitted under the Indenture.

SECTION 7.                                                         REMEDIAL PROVISIONS

7.1          General

If any Event of Default exists, the Agent may (but, except as provided below, shall be under no obligation to any Secured Party or any Grantor to unless instructed in writing to do so by the Required Secured Parties) from time to time exercise any rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require each Grantor to assemble Collateral, at such Grantor’s expense, and make it available to the Agent at a place designated by the Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by any Grantor, such Grantor agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by applicable law, in lots or in bulk, at such locations, all as the Agent, acting only upon the written direction of the Required Secured Parties (or, in the absence of such direction, in any manner), deems advisable.  Each Grantor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by the Agent shall be reasonable.  The Agent shall have the right to (but shall be under no obligation to any Secured Party or any Grantor to unless instructed in writing to do so by Required Secured Parties) conduct such sales on any Grantor’s premises, without charge, and such sales may be adjourned from time to time in accordance with applicable law.  The Agent shall have the right to (but shall be under no obligation to any Secured Party or any Grantor to) sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

7.2          License

The Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of each Grantor, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Grantor’s rights and interests under Intellectual Property shall inure to the Agent’s benefit.

7.3          [Reserved]

7.4          Remedies Cumulative; No Waiver

7.4.1.             Cumulative Rights

All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of any Grantor contained in the Senior Secured Note Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of the Agent are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that the Agent may have, whether under any agreement, by law, at equity or otherwise.

7.4.2.             Waivers

The failure or delay of the Agent to require strict performance by any Grantor with any terms of this Agreement, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until the Discharge of Obligations.  No modification of any terms of this Agreement or any Security Document (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to the applicable Grantor and executed by the Agent with the consent of any Secured Parties required by the Indenture and any Additional Pari Passu Agreement, and such modification shall be applicable only to the matter specified.

SECTION 8.                                                         MISCELLANEOUS

8.1          Notices

All notices, approvals, requests, demands and other communications hereunder shall be given if to:

(i)                                     Freedom Group, Inc.
870 Remington Drive
Madison, NC  27025
Attn:  Fredric E. Roth, Jr.
Telecopy No.:  336-548-8810;

(ii)                                  Wilmington Trust FSB
246 Goose Lane, Suite 105
Guildford, CT 06437
Attn:  Joseph O’Donnell
Telecopy No.:  203-453-1183;

(iii)                               any Additional Pari Passu Agent, to it at the address specified in the applicable Additional Pari Passu Joinder Agreement;

in each case, or to such other address as may be specified by such party to the other parties hereto in writing from time to time.

8.2          Indemnity

EACH GRANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any Grantor have any obligation thereunder to indemnify or hold harmless an Indemnitee to the extent a claim is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

8.3          Reimbursement Obligations

Each Grantor shall be obligated to reimburse the Agent, as part of the Obligations, for all fees, costs and expenses incurred by it in connection with this Agreement, including without limitation, any fees, costs and expenses incurred by it in enforcing its rights and remedies under this Agreement and the Security Documents.

8.4          Successors and Assigns

This Agreement shall be binding upon Grantors and their respective successors and assigns and shall inure to the benefit of the Agent and its respective successors and assigns.

8.5          Changes in Writing

No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Agent and each Grantor, subject to any consent requirements of the Indenture and each Additional Pari Passu Agreement.

8.6          GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

8.7          Consent to Forum

8.7.1.             Forum

EACH GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH

JURISDICTION OVER NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH GRANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1 HEREIN.  Nothing herein shall limit the right of the Agent to bring proceedings against any Grantor in any other court, nor limit the right of any party to serve process in any other manner permitted by applicable law.  Nothing in this Agreement shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

8.7.2.             Waivers by Grantors

To the fullest extent permitted by applicable law, each party hereto waives (a) the right to trial by jury in any proceeding or dispute of any kind relating in any way to this Agreement or any Security Document; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by the Agent on which each Grantor may in any way be liable, and hereby ratifies anything the Agent may do in this regard, such ratification to apply only if the Agent has not acted with bad faith, willful misconduct or gross negligence; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any enforcement action; and (g) notice of acceptance hereof.  Each party hereto acknowledges that the foregoing waivers are a material inducement to the Agent entering into this Agreement and that the Agent is relying upon the foregoing in its dealings with each Grantor.  Each Grantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.8          Counterparts; Integration

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of such agreement.

8.9          Permitted Additional Pari Passu Obligations

On or after the Issue Date, the Company may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation of such complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Grantors have complied with their obligations under Section 2.3; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Annex I); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Agent may conclusively and exclusively rely).

8.10        Additional Grantors

If, pursuant to the terms of the Indenture or any Additional Pari Passu Agreement, the Company shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Agent a Joinder Agreement in the form of Annex II and a Perfection Certificate substantially in the form of the Perfection Certificate dated as of the date hereof and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Issue Date (it being understood that each Subsidiary that becomes a Guarantor pursuant to the Indenture shall become a Grantor under this Agreement).

8.11        Intercreditor Matters

By accepting the benefits of this Agreement and the other Security Documents, each Secured Party agrees that it is bound by (i) the terms of the Intercreditor Agreement applicable to such Secured Party and (ii) the provisions of Annex III.

8.12        Release of Liens

(a)           This Agreement, the security interest in the Collateral, the pledge of the Pledged Shares and all other security interests granted hereby shall terminate and be released (i) in full upon the Discharge of Obligations, (ii) with respect to any Permitted Additional Pari Passu Obligation, upon repayment of such Permitted Additional Pari Passu Obligation which entitles the Grantor to obtain a release of the Liens securing such Permitted Additional Pari Passu Obligation and (iii) in whole or in part (1) as to the Obligations under the Indenture, as provided in the Indenture and (2) as to the Permitted Additional Pari Passu Obligations under any Additional Pari Passu Agreement, as provided in such Additional Pari Passu Agreement.

(b)           In addition the security interest in the Collateral, the pledge of the Pledged Shares and all other security interests granted hereby shall be released as provided in the

Indenture with respect to liens securing the Notes and Additional Notes and each Additional Pari Passu Agreement with respect to liens securing Permitted Additional Pari Passu Obligations.

(c)           In connection with any termination or release pursuant to paragraph (a) or (b) above, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 8.12 shall be without recourse to or representation or warranty by the Agent or any other Secured Party.  Without limiting the provisions of Section 6.1(e), the Company shall reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 8.12.

[Signature page follows]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

FREEDOM GROUP, INC., a Delaware corporation

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

GRANTORS:

RACI HOLDING, INC., a Delaware corporation

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

REMINGTON ARMS COMPANY, INC., a Delaware corporation

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

REMINGTON STEAM, LLC, a New York Limited Liability Company

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

RA BRANDS, L.L.C., a Delaware Limited Liability Company

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

THE MARLIN FIREARMS COMPANY, a Connecticut corporation

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

H&R 1871, LLC, a Connecticut Limited Liability Company

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

DA ACQUISITIONS, LLC, a Delaware Limited Liability Company

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

BUSHMASTER HOLDINGS, LLC, a Delaware Limited Liability Company

By:
Name:
Title:
Address:	999 Roosevelt Trail
Windham, Maine 04062

BUSHMASTER FIREARMS INTERNATIONAL, LLC, a Delaware Limited Liability Company

By:
Name:
Title:
Address:	999 Roosevelt Trail
Windham, Maine 04062

DPMS FIREARMS, LLC, a Delaware Limited Liability Company

By:
Name:
Title:
Address:	999 Roosevelt Trail
Windham, Maine 04062

E-RPC, LLC, a Delaware Limited Liability Company

By:
Name:
Title:
Address:	870 Remington Drive
Box 700
Madison, North Carolina 27025

WILMINGTON TRUST FSB, not in its individual capacity, but solely as Collateral Agent appointed under the Indenture, as Agent

By:
Name:
Title:

SCHEDULE 1

Subsidiary Grantors

Bushmaster Firearms International, LLC

Bushmaster Holdings, LLC

DA Acquisitions, LLC

DPMS Firearms, LLC

E-RPC, LLC

H&R 1871, LLC

RA Brands, L.L.C.

RACI Holding, Inc.

Remington Arms Company, Inc.

Remington Steam, LLC

The Marlin Firearms Company

Annex I to
Security Agreement

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of  July 29, 2009 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Freedom Group, Inc., the other Grantors party thereto and Wilmington Trust FSB, as Agent (the “Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i)           represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)            acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii)            irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)           accepts and acknowledges the terms of Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 8.1 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

A-I-1

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the            day of                   , 20    .

[NAME]

By:
Name:
Title:

A-I-2

Annex II to
Security Agreement

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [               ], 20[  ], is delivered pursuant to Section 8.10 of the Security Agreement, dated as of  July 29, 2009 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)), among Freedom Group, Inc., the other Grantors party thereto and Wilmington Trust FSB, as Agent (the “Agent”) and the other Security Documents.  Capitalized terms used herein but not defined herein are used with the meanings given them in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.10 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent and grants to the Agent Liens on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder.

The undersigned hereby represents and warrants that each of the representations and warranties contained in the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A-II-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date of this Joinder Agreement
first above written.

WILMINGTON TRUST FSB, not in its individual capacity, but solely as Collateral Agent appointed under the Indenture, as Agent

By:
Name:
Title:

A-II-2